EXHIBIT 4.31(b)

                 PARTNERSHIP PROJECT NOTE (SSII)


$93,150,000                                      October 13, 1998


          For value received, the undersigned, CALENERGY OPERATING CORPORATION, a Delaware corporation, VULCAN POWER COMPANY, a Nevada corporation, CONEJO ENERGY COMPANY, a California corporation, NIGUEL ENERGY COMPANY, a California corporation, SAN FELIPE ENERGY COMPANY, a California corporation, BN GEOTHERMAL INC., a Delaware corporation, DEL RANCH, L.P., a California limited partnership, ELMORE, L.P., a California limited partnership, LEATHERS, L.P., a California limited partnership, VULCAN/BN GEOTHERMAL POWER COMPANY, a Nevada general partnership, CALENERGY MINERALS LLC, a Delaware limited liability company, and CE TURBO LLC, a Delaware limited liability company (collectively, the "Partnership Guarantors"), by this promissory note jointly and severally promise to pay to the order of Salton Sea Funding Corporation, a Delaware corporation ("Funding Corporation"), at the office of Chase Manhattan Bank and Trust Company, National Association, a national banking association organized under the laws of the United States, located at 101 California Street, Number 2725, San Francisco, California 94111, in lawful currency of the United States of America and in immediately available funds, the principal amount of $93,150,000, or if less, the aggregate unpaid and outstanding principal amount of this Partnership Project Note advanced by Funding Corporation to the Partnership Guarantors pursuant to that certain Second Amended and Restated Credit Agreement (Partnership Guarantors) dated as of the date hereof (the "Partnership Credit Agreement") by and among the Partnership Guarantors and Funding Corporation, as the same may be amended from time to time, and all other amounts owed by the Partnership Guarantors to Funding Corporation hereunder.

          This Partnership Project Note is entered into pursuant to the Partnership Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in Exhibit A to that certain Trust Indenture, dated as of July 21, 1995 (as the same may be amended, modified or supplemented, including pursuant to the First Supplemental Indenture dated as of October 18, 1995, the Second Supplemental Indenture dated as of June 20, 1996, the Third Supplemental Indenture dated as of July 29, 1996, and the Fourth Supplemental Indenture dated as of the date hereof, the "Indenture"), by and between Funding Corporation and Chase Manhattan Bank and Trust Company, National Association, a national banking association organized under the laws of the United States, successor in interest to Chemical Trust Company of California, as trustee.

          Reference is hereby made to the Partnership Credit Agreement, the Indenture and the Security Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of the Partnership Guarantors and the rights of the holder of this Partnership Project Note.

          The principal amount hereof is payable in accordance with the Partnership Credit Agreement, and such principal amount may be prepaid solely in accordance with the Partnership Credit
Agreement.

          The Partnership Guarantors further agree to pay, in lawful currency of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Partnership Credit Agreement, and the Partnership Guarantors agree to pay other fees and costs as stated in the Partnership Credit Agreement.

          Upon the occurrence of any one or more Credit Agreement Events of Default (as defined in Section 5.1 of the Partnership Credit Agreement), all amounts then remaining unpaid under this Partnership Project Note may become or be declared to be immediately due and payable as provided in the Partnership Credit Agreement, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by the Partnership Guarantors.

          The obligations hereunder are subject to the limitations set forth in Section 6.11 of the Partnership Credit
Agreement, the provisions of which are hereby incorporated by reference.

          This Partnership Project Note shall be construed and interpreted in accordance with and governed by the laws of the State of California without regard to the conflicts of laws rules thereof.

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



                            CALENERGY OPERATING CORPORATION,
                            a Delaware corporation


                         By:
                         Name:
                         Title:


                           VULCAN POWER COMPANY,
                           a Nevada corporation


                         By:
                         Name:
                         Title:

                         CONEJO ENERGY COMPANY,
                         a California corporation


                         By:
                         Name:
                         Title:


                         NIGUEL ENERGY COMPANY,
                         a California corporation


                            By:
                            Name:
                            Title:


                        SAN FELIPE ENERGY COMPANY,
                        a California corporation


                            By:
                            Name:
                            Title:


                        BN GEOTHERMAL INC.,
                        a Delaware corporation


                            By:
                            Name:
                            Title:


                        DEL RANCH, L.P.,
                        a California limited partnership

                            By:
                            Name:
                            Title:


                        ELMORE, L.P.,
                        a California  limited partnership


                            By:
                            Name:
                            Title:


                         LEATHERS, L.P.,
                         a California  limited partnership


                            By:
                            Name:
                            Title:


                         VULCAN/BN GEOTHERMAL POWER COMPANY,
                         a Nevada general partnership


                            By:
                            Name:
                            Title:

                            CALENERGY MINERALS LLC,
                            a Delaware limited liability company

                            By:
                            Salton Sea Minerals Corp.,
                            a Delaware corporation, its manager


                            By:
                            Name:
                            Title:


                            CE TURBO LLC,
                            a Delaware limited liability company

                            By:  Magma Power Company,
                              a Nevada corporation, its manager


                            By:
                            Name:
                            Title: